Exhibit 6

THE BeBop CHANNEL CORPORATION
SUBSCRIPTION AGREEMENT
INTRASTATE OFFERING MAY 2020
SUSAN VERES

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of THE BeBop CHANNEL CORPORATION, a corporation organized under the laws of the state of New York (the “Company”); one share of Common Stock has a par value $0.0001 per share. Accordingly, the Subscriber hereby agrees as follows:

1.	Subscription.

1.1	The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $1.00 per share. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the “Agreement”). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing

1.2	The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of shares hereunder.

2.	Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Shares, the Subscriber must, and hereby does, deliver to the Company:

2.1	One (1) executed counterpart of the Signature Page attached to this Agreement; and

2.2	Payment by credit/debit card or by check or money order in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of THE BeBop CHANNEL CORPORATION. SEE ATTACHMENT “SUSAN VERES MAY 2020 OFFERING PAYMENT AGREEMENT”

3.	Representations of Subscriber. By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1	Such Subscriber acknowledges Company has made available on its website at beboptv.com, a Private Placement Memorandum (PPM) and that Subscriber has fully reviewed the PPM on Company’s website or by hard copy provided directly from Company; and, that this PPM makes clear the terms and conditions of the offering of Common Stock and that the risks associated therewith are described.

3.2	All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

4.	Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of New York.

5.	Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts.

6.	Persons Bound. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his/her respective heirs, executors, administrators, successors and assigns.

7.	Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, emailed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, emailed, sent by facsimile transmission, or mailed, three days after the date of deposit in the United States mails.

8.	CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT HE/SHE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of THE BeBOP CHANNEL CORPORATION (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

Number of Shares:	40,000.00
(Number of shares- minimum 100)

x $1.00 Per Share

Total Amount of Subscription:	$40,000.00
(Number of shares x $1.00)

Exact name of Subscriber:	Susan Veres aka Sue Veres Royal
(Print Name)

Signature of Subscriber/Date:	//Susan Veres	05/29/2020
	(Signature)	(Date)

Residence or Physical Mailing Address (cannot be a P.O. Box-Include City, State and Zip Code):

178 Columbus Ave, New York, NY 10023

Email Address:	sue.veresroyal@gmail.com

I attest that I am a New York State Resident:	//Susan Veres
(Signature)

Telephone Numbers (include Area Code):
Business: (202)-302-6703	Home: (917) 297-6847

Social Security or Taxpayer Identification Number(s):	xxx-xx-xxxx

Please provide below an ID or account number evidencing that you are a New York State resident (please use the same number submitted with your Subscription Request Form)

New York Drivers License ID xxxxxxxxx / NYC ID CARD 16240246018460

SUSAN VERES MAY 2020 OFFERING PAYMENT AGREEMENT

Susan Veres, Subscriber in the attached May 2020 Offering dated May 26, 2020, through arrangement and permission at the sole discretion of the Board of Directors agrees to pay for shares purchased in the amount of $40,000.00 (40.000 shares @ 1.00 per share) by the following:

Installments in the aggregate to be completed by February 1, 2021. There is no restriction or condition on the frequency or amount of stated installment payments. Failure to pay in full for the shares purchased by February 1, 2021 will result in a forfeit of all unpaid shares.

This agreement has been entered into with the first installment (attached) of $5,000.00 (Five Thousand Dollars) paid by Cashier’s Check dated May 29, 2020.

Agreed to:

Gregory Charles Royal	Susan Veres
//Gregory Charles Royal May 29, 2020	//Susan Veres May 29,2020
Senior Vice President	Purchaser
Secretary
The BeBop Channel Corporation